EXHIBIT 21



                          SUBSIDIARIES OF THE COMPANY
                               DECEMBER 31, 1999

                                                            State or Country
                    Name                                    of Incorporation

Domestic
   American Cyanamid Company                                   Maine
   Ayerst-Wyeth Pharmaceuticals Incorporated                   Delaware
   Berdan Insurance Company                                    Vermont
   Cyanamid International Corporation Limited                  Delaware
   Genetics Institute, Inc.                                    Delaware
   Greenwich Holdings Inc.                                     Delaware
   Immunex Corporation                                         Washington
   Lederle Parenterals, Inc.                                   New Jersey
   Lederle Piperacillin, Inc.                                  New Jersey
   Route 24 Holdings, Inc.                                     Delaware
   Wyeth-Ayerst International Inc.                             New York
   Wyeth-Ayerst Pharmaceuticals, Inc.                          New York
   Wyeth-Whitehall Pharmaceuticals, Inc.                       Puerto Rico


Foreign
   AHP Finance Ireland Limited                                 Ireland
   AHP Manufacturing B.V.                                      Netherlands
   Cyanamid Agro                                               France
   Cyanamid de Argentina S.A.                                  Delaware
   Cyanamid Agrar GmbH & Co. KG                                Germany
   Cyanamid (Japan) Ltd.                                       Japan
   Cyanamid Quimica do Brasil Ltda.                            Brazil
   Cyanamid Taiwan Corporation                                 Taiwan
   Dimminaco AG                                                Switzerland
   John Wyeth & Brother Limited                                England
   Laboratorios Wyeth-Whitehall Ltda.                          Brazil
   Wyeth Australia Pty. Limited                                Australia
   Wyeth-Ayerst Canada Inc.                                    Canada
   Wyeth-Lederle                                               France
   Wyeth-Lederle S.p.A.                                        Italy
   Wyeth Lederle Nordiska A.B.                                 Sweden
   Wyeth Lederle Portugal (Farma), Lda.                        Portugal
   Wyeth-Pharma GmbH                                           Germany
   Wyeth Philippines, Inc.                                     Philippines
   Wyeth S.A. de C.V.                                          Mexico


There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.